SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    Form 8-K

                                 Current Report

                        PURSUANT TO SECTION 13 or 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported)  August 12, 1998

                          Fairfield Manufacturing Company, Inc.
             (Exact name of Registrant as specified in its charter)


          Delaware                               63-0500160
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)               Identification No.)

Commission File No.:  33-62598

  U. S. 52 South, Lafayette, IN                          47905
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (765) 474-3474

News Release

Date:     Immediate (August 12, 1998)

Contact:  Richard A. Bush
          Vice President Finance
          Fairfield Manufacturing Company, Inc.
          (765) 474-3474 ext. 301

Item 5. Other Events.

Appointment of New President and CEO

On August 12, 1998, Fairfield Manufacturing Company, Inc. (the Registrant) announced the resignation of Kenneth A. Burns, Chairman of the Board, President and Chief Executive Officer. Mr. Burns has been succeeded as President and Chief Executive Officer by Stephen K. Clough, former President and Chief Executive Officer of Kaydon Corporation. Mr. Burns is no longer a director of the Registrant. Mr. Clough has been appointed to the board of directors.

Mr. Clough, age 45, is a Registered Professional Engineer and a graduate of Brunel University, London, and Harvard University's Advanced Management Program. Mr. Clough was formerly with Kaydon Corporation for twelve years where he served as the President and Chief Executive Officer from June 1996 to June 1998 and the President and Chief Operating Officer from September 1989 to June 1996.

Fairfield Manufacturing Company, Inc. is the leading North American independent manufacturer of precision custom gears and planetary gear systems, with estimated market share of more than twice that of its nearest competitors in both the custom gear and planetary gear system markets.


                         SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         FAIRFIELD MANUFACTURING COMPANY, INC.



Dated: August 18, 1998        By:  ___________________________
                               Richard A. Bush
                               Vice President Finance